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                                                                   EXHIBIT 10.14

CONFIDENTIAL TREATMENT REQUESTED


                               AMENDMENT NO. 1 TO
                              RESTATED AND AMENDED
                              COAL SUPPLY AGREEMENT

         THIS AMENDMENT, made and entered into this 10th day of May, 1996, but effective as of April 1, 1996, by and between MAPCO Coal Inc., Webster County Coal Corporation, White County Coal Corporation (collectively referred to as "MAPCO"), and Seminole Electric Cooperative, Inc. ("Seminole"):
                                   WITNESSETH:
         WHEREAS, on January 17, 1979, the parties hereto entered into a written Coal Supply Agreement, which was subsequently restated and amended effective February 1, 1986 (hereinafter the "Restated Agreement"); and

         WHEREAS, the parties hereto wish to amend certain provisions of the Restated Agreement, to resolve certain disputes as set forth in the attached Appendix A.,

         WHEREAS, under the Restated Agreement MAPCO Coal Inc. serves as agent for administration of the Restated Agreement but is not a signatory to the Restated Agreement; MAPCO Coal Inc. is participating as a signatory to this Amendment No. 1 only as to the obligations and responsibilities set forth herein as they relate to MAPCO




-----------------
******denotes confidential information with respect to which a separate confidential treatment request has been filed with the Securities and Exchange Commission. Please note that Exhibits A and B have been redacted pursuant to the confidential treatment request.


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Coal Inc.'s contract with CSXT Transportation for rail delivery of coal to Mt.
Vernon Coal Transfer Company; and to that end the term "MAPCO" as used herein is to be construed as including MAPCO Coal Inc. only as to obligations and responsibilities set forth herein as they relate to MAPCO Coal Inc.'s contract with CSXT Transportation;

         NOW THEREFORE, in accordance with the agreements reached between the parties, the Restated Agreement shall be amended as set forth below. Other than as provided below, all terms and provisions of the Restated Agreement continue to remain in full force and effect.

                              ARTICLE II: QUANTITY

         A.       Quantity Premium

         For the remaining term of the Restated Agreement as amended, $****** per ton shall be ****** to the Base Price or Current Price, whichever is applicable to the tons shipped, for each ton scheduled for shipment and purchased by Seminole in excess of ****** tons per year.

         B.       Pattiki Substitute Coal

                  (1) From ****** through ******, or until such time as MAPCO elects to shut down the Pattiki Mine under provisions of the Restated Agreement, whichever occurs first, MAPCO shall ship, in addition to the tons provided by
Section 2.2 of the Restated Agreement, a minimum of ****** additional tons per Contract Year, and at its sole option may ship up to a maximum of ****** additional tons per Contract Year, of Pattiki Mine coal as a substitute for Dotiki Mine contract tonnage which would otherwise




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have been shipped (hereinafter "Pattiki Substitute Coal"). The Pattiki
Substitute Coal shall, on a ton-for-ton basis, reduce the Dotiki annual contract tonnage obligation under Section 2.1 and increase the Pattiki annual contract tonnage obligation under Section 2.2. The provisions relating to Pattiki Substitute Coal do not alter the provisions of Section 3.4 relating to substitute coal from other sources and Seminole's acceptance of Pattiki Substitute Coal as a provision of this Amendment No. 1 does not establish a precedent relating to the acceptability of substitute coal under the Restated Agreement.

                (2) In Contract Year 1996, these provisions regarding Pattiki Substitute Coal shall be applied on a pro rata basis for the period April through December (i.e., a minimum of ****** tons, and a maximum of ****** tons, of Pattiki Substitute Coal shall be shipped).

                (3) No more than ****** tons of Pattiki Substitute Coal shall be delivered in any one month, unless otherwise mutually agreed. The monthly delivery rate under Section 4.4 of the Restated Agreement shall be adjusted to reflect the monthly tonnage of Pattiki Substitute Coal. MAPCO will use reasonable efforts to spread the shipment of Pattiki Substitute Coal over at least eight months of each Calendar Year and minimize month to month variations in tonnage volume shipped. By November 1st of each year, MAPCO shall provide Seminole with an estimate of the next year's annual Pattiki Substitute Coal tonnage and estimated monthly shipments. One month prior to the start of each calendar quarter, MAPCO shall provide Seminole with the proposed scheduled monthly shipments. For the Contract Year 1996, MAPCO shall provide Seminole with its initial proposed monthly shipment schedule by May 1, 1996 (which



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may include amounts already shipped in April), and shall thereafter ship the
Pattiki Substitute Coal in accordance with the proposed 1996 schedule, subject to adjustments one month prior to each calendar quarter thereafter, and, subject to the monthly barge loading schedule issued by Seminole in accordance with provisions of the Restated Agreement.

                              ARTICLE IV: DELIVERY

         C.       Alternate Barge Loading Points

                  (1) For all coal shipped via barge, the point of sale, transfer of title, and transfer of risk of loss shall be F.O.B. barge at Mt. Vernon, Indiana, at mile post 828 on the Ohio River, or alternate barge loading points MAPCO may deliver coal to at loading points upstream or downstream of mile post 828 ("Alternate Barge Loading Points". MAPCO's use of Alternate Barge Loading Points shall be subject to Seminole's approval based on operational scheduling concerns, which approval shall not be unreasonably withheld. Any such Alternate Barge Loading Point must be capable of handling super jumbo barges (260' x 52-1/2'), and must be accessible to Seminole's tow boats. A minimum placement of two (2) barges is required at any Alternate Barge Loading Point. MAPCO's right under this Amendment to deliver coal to Alternate Barge Loading Points upstream or downstream of mile post 828 shall expire ******, unless otherwise provided by subsequent agreement of the parties.

                  (2) If MAPCO loads coal at an Alternate Barge Loading Point upstream of mile post 828 on the Ohio River, MAPCO shall reimburse Seminole for any increase



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in Seminole's barge transportation costs resulting from MAPCO's use of an
Alternate Barge Loading Point. If MAPCO loads coal at an Alternate Barge Loading Point downstream from mile post 828 on the Ohio River, Seminole will share equally (50/50) with MAPCO any incremental net barge transportation cost savings that may result from the use of the Alternate Barge Loading Point. In the event a downstream Alternate Barge Loading Point selected by MAPCO results in any increased barge transportation cost to Seminole, MAPCO shall reimburse Seminole for such increased barge transportation costs.

                  (3) Any adjustments to transportation costs due to MAPCO's use of Alternate Barge Loading Points upstream or downstream from mile post 828 shall take into account the barge rate differential, changes in barge related taxes, fees, assessments, cost of fleeting, shifting, or other Seminole barging costs which differ from Seminole's barge transportation costs from MVCTC.

                  (4) Unless otherwise directed by Seminole, MAPCO shall be required to ship an annual total of at least ****** tons of coal via CSXT from the Dotiki and Pattiki mines.

         D.       Shipments of Third-Party Coal

         Seminole may ship third-party produced coal under MAPCO's CSXT transportation contract for loading through MVCTC, provided MAPCO determines, in its sole discretion, that such shipments (1) do not interfere with MAPCO's shipping schedule to Seminole, and (2) comply with the provisions of the MVCTC Agreement and MAPCO's CSXT Transportation Contract.




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         E.       CSXT Shortfall Penalties

         Seminole and MAPCO recognize that each has independently negotiated transportation contracts with CSX Transportation (CSXT), separate from and not part of any agreement between MAPCO and Seminole, that may impose shortfall penalties should shipments of coal from CSXT rail origins fall below certain levels. Seminole shall be solely responsible for payment of tonnage shortfall liquidated damages under its CSXT contract as the result of Seminole electing to ship less than its required annual minimum tonnage under its CSXT Contract via CSXT from CSXT rail origins. MAPCO shall be solely responsible for payment of tonnage shortfall liquidated damages under its CSXT contract as the result of MAPCO electing to ship less than its required annual minimum tonnage under its CSXT contract via CSXT from CSXT rail origins. Seminole and MAPCO agree to cooperate and assist each other in avoiding the application of any shortfall penalties to either party.

                               ARTICLES V AND VI:

                        PATTIKI SUBSTITUTE COAL PRICING

         F. In addition to the Base Prices established under Articles V and VI of the Restated Agreement for Dotiki and Pattiki Mine coal, as adjusted in accordance with the applicable provisions of the Restated Agreement, there shall be a price established for Pattiki Substitute Coal. The price per ton for the Pattiki Substitute Coal shall be a price per ton F. 0. B. Pattiki mine which is $****** per ton ****** the price which will yield a delivered cost to the Seminole Plant in cents per million BTU equal to the then current delivered cost in cents per million BTU for Dotiki contract coal (hereinafter the "Pattiki



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Substitute Coal Price"). The delivered costs to the Seminole Plant in cents per million BTU for Dotiki contract coal shall be established initially as of April 1, 1996, based on the Dotiki Current Price and transportation costs from Dotiki as reduced per Paragraph H to the Seminole Plant as of that date. The Pattiki Substitute Coal Price shall thereafter be adjusted at the same time any adjustments are made in the Dotiki Current Price and/or transportation costs from both Dotiki and Pattiki as reduced per Paragraph H to the Seminole Plant. Appendix B sets forth the determination of the initial Pattiki Substitute Coal Price effective April 1, 1996, and includes illustrative estimates of subsequent quarterly price determinations through January 1, 1997.

         G. MAPCO shall pay Seminole a penalty of $****** for each ton by which deliveries of Pattiki Substitute Coal fall short of the minimum of ****** tons per contract year, limited to a maximum annual deficit penalty of $******. For Contract Year 1996, the penalty of $****** per ton shall be calculated on a pro rata basis for the nine months in 1996 covered by this Amendment, i.e., the minimum deliveries will be ****** tons and the maximum penalty will be $******.

                                ARTICLES V, VI:
                             TRANSPORTATION PRICING

         H. MAPCO will ****** the rail freight rate invoiced to Seminole under
Section 4.4 and 11. 1 of the Restated Agreement for rail transportation of Dotiki coal to the Mt. Vernon Coal Transfer Company ("MVCTC") by ****** per ton. The rail rate from Dotiki to MVCTC is to be ****** from $****** per ton to $****** per ton effective April 1, 1996 and adjusted quarterly thereafter by ****** percent (******%) of




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the change in the RCAF index unadjusted for productivity, provided that in no event shall the adjusted rail rate fall below the base level of $****** per ton unless modified by future CSXT Agreement(s). The reduced CSXT rail rate as described above shall apply to all Dotiki shipments to MVCTC through ******. Any further CSXT rail freight rate reductions from Dotiki through ****** which MAPCO negotiates in the future with CSXT shall be distributed as follows: (a) MAPCO shall be entitled to keep the first ****** per ton and (b) MAPCO and Seminole shall share on a ****** basis all further reductions in excess of the first ****** per ton.

         For coal which Seminole schedules to ship via barge, if MAPCO elects to ship Dotiki or Pattiki coal by truck or rail to MVCTC or to Alternate Barge Loading Points under Paragraph C of this Amendment, the F.O.B. Barge Delivered Price (defined as the Base Price or the Current Price, whichever is currently applicable, plus all transportation and loading costs through placement of the coal in barges) for such shipments shall be equal to the F.O.B. Barge Delivered Price as if the coal was shipped under MAPCO's CSXT railroad contract to MVCTC, and loaded into barges by MVCTC.

                           ARTICLE VIII: PRICE REVIEW

         I.       January 1. 1997 Price Review

         The October 1, 1996 Current Price for both Dotiki coal and Pattiki coal will be ****** by ******%, effective January 1, 1997, to arrive at new Base Prices for each mine under Article VIII. This shall be the sole price adjustment made during the January 1, 1997 price review and other price review adjustments shall be made in accordance with the provisions of Article VIII of the Restated Agreement. The Current Price as ******



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by ******% shall be used to establish new Base Prices for each Mine under
Articles V and VI and new Base Price cost components under Section 8.6.

                                   ARTICLE IX:

            COAL SPECIFICATIONS, SAMPLING, AND BTU VALUE ADJUSTMENTS,

         J.       Weighing and Sampling

         The terms of this Paragraph J shall remain in effect through ******. The parties agree to undertake good faith negotiations regarding an extension of this Paragraph J beyond ******.

         (1) Sections 2.5, 9.4, and 9.5 of the Restated Agreement are amended to provide for the following procedures for weighing, sampling and analysis of coal. Except as set forth in the following paragraph, each shipment (regardless of delivery method) shall be weighed on certified belt scales and sampled by MAPCO in accordance with ASTM standards and procedures for continuous automatic sampling and analyzed by an independent laboratory in accordance with ASTM standards and procedures, with both sampling and weighing occurring at the same location. The laboratory shall be selected by mutual agreement of Seminole and MAPCO. ****** percent (******%) of all coal shipped may be placed into ground storage, provided that during the process of reclaiming the coal from ground storage for shipment the coal is weighed by certified belt scale and sampled in accordance with ASTM standards and procedures for continuous automatic sampling at the point of weighing, before loading into barges for barge method of transportation or before loading into railcars for rail direct method of transportation. Coal from Dotiki, Pattiki, or other sources will not be co-mingled in ground storage.




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         (2) MAPCO has the option to utilize the following alternate procedure for up to ****** percent (******%) of the annual contract tonnage if weighing and/or sampling in accordance with the preceding subparagraph (1) is not available: The barge weight shall be obtained by taking draft measurements of the barge, and the sample shall be obtained from sampling in the barge. Barge draft weights and sampling shall be conducted by an independent contractor, who shall use ASTM standards and procedures, or other standards and procedures which are mutually acceptable to the parties. The contractor shall be selected by mutual agreement of the parties.

         (3) As used herein, the term "certified belt scale" is synonymous with certified truck scale and certified batch weight scale. If certified belt scales are not available, then railcar weigh-in-motion scales or other weighing methods may be used on a case by case basis, if approved by Seminole. All costs associated with weighing, sampling, and analysis shall be for MAPCO's account.


         (4) In lieu of the sampling shipment analysis reporting requirements of
Section 9.5 of the Restated Agreement, and for the purposes of Section 10.2, and for all other purposes of the Restated Agreement as amended, all coal shipped shall be analyzed to produce a "Per Shipment Quality Determination" for each mine as follows. For coal loaded into barges from ground storage or under the provisions of Subparagraph J(2) of this Amendment, the Per Shipment Quality Determination for each mine shall be the weighted average of each barge analysis for all barges fully loaded with that mine's coal during a day with the weighted average being determined from the weight of each barge. For coal loaded directly into a barge from a unit train which has been weighed and sampled at the Mine, the Per Shipment Quality Determination shall be the quality analysis



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determined for such unit train. For the purposes of Section 10.3 and any quality premium/penalty determination under Section 9.8 of the Restated Agreement or under this Amendment, the "weighted average analysis of each month's shipment" as set forth in Section 9.5 shall be the weighted average of all Per Shipment Quality Determinations as described above. MAPCO shall provide Seminole a report of the Per Shipment Quality Determination as provided in Subparagraph (5) below.

         (5) For each train shipment from a mine directly to a barge, MAPCO shall use its best efforts to assure that within two days of shipment Seminole receives the results of the Per Shipment Quality Determinations described in Subparagraph J(4), which results shall contain the analyses of the following quality specifications: BTU/lb, percent moisture, percent ash, and percent sulfur (on an as-received and dry basis). As soon as possible thereafter, MAPCO will provide Seminole with percent chlorine, ash fusion (fluid temperature reducing), and Hardgrove grindability index results for each Per Shipment Quality Determination. For coal placed in ground storage or shipped under the provisions of Subparagraph J(2), MAPCO shall use its best efforts to provide Seminole with the Per Shipment Quality Determination, as set forth in Subparagraph J(4) and individual barge quality analysis result, for the above quality specifications within two days but no later than four days after shipment. Within ten working days following the end of each month, MAPCO shall provide Seminole with the weighted average analysis of each month's shipment, as described in Section 9.5 of the Restated Agreement and Subparagraph J(4) above, for the above quality specifications, and a monthly composite




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sample analysis of iron in ash (as percent ferric oxide) and sodium in ash (as percent Na2O) for each mine.

         K. Quality Enforcement

Seminole affirms that a failure to meet the quality specifications set forth in
Article IX, Sections 9.1 and 9.2 shall not be construed as a basis for Seminole to terminate or attempt to terminate the Restated Agreement as amended or to reject or suspend shipments thereunder. The foregoing sentence shall not be construed to limit or restrict Seminole's right to reject and /or suspend shipments and/or terminate the Restated Agreement as amended under other provisions of the Restated Agreement as amended.

         L. Quality Premium/Penalty

         Article IX of the Restated Agreement is amended to include the following quality premiums and penalties:

         (1) Sulphur

         A sulphur premium or penalty shall be applied to both Dotiki and Pattiki coal at the rate of $****** per ton for each ******% below ******% or above ******% sulphur, as the case may be, fractions pro rata, measured as a monthly weighted average, up to a maximum of ******% sulphur. No premium or penalty will be applied to coal ranging between ******% and ******% sulphur. If requested by MAPCO and approved by Seminole, MAPCO may ship coal with sulphur content in excess of ******% on a monthly weighted average basis, and an additional penalty of $****** per ton shall be applied for each ******% above ******%, fractions pro rata. These premiums or penalties shall be applied on a monthly weighted average basis to all tonnage shipped.



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         (2) Moisture

         (2a) A moisture premium or penalty shall be applied to Dotiki coal at the rate of $****** per ton for each ******% below ******% or above ******% moisture, as the case may be, fractions pro rata, measured as a monthly weighted average. No premium or penalty will be applied to coal ranging between ******% and ******% moisture. This premium or penalty shall be applied on a monthly weighted average basis to all Dotiki tonnage shipped.

         (2b) A moisture premium or penalty shall be applied to Pattiki coal at the rate of $****** per ton for each ******% below ******% or above ******% moisture, as the case may be, fractions pro rata, measured as a monthly weighted average. No premium or penalty will be applied to coal ranging between ******% and ******% moisture. This premium or penalty shall be applied on a monthly weighted average basis to all Pattiki tonnage shipped.

         (3) Ash

         An ash premium or penalty shall be applied to both Dotiki and Pattiki coal at the rate of $****** per ton for each ******% below ******% or above ******% ash, as the case may be, fractions pro rata, measured as a monthly weighted average. No premium or penalty will be applied to coal ranging between ******% and ******% ash. These premiums or penalties shall be applied on a monthly weighted average basis to all tonnage shipped.




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         (4) Sulfur Removal Washing Credit.

         The parties agree to negotiate in good faith to consider a similar premium/penalty provision for sulfur removal washing credit.

         (5) Section 16.6 of the Restated Agreement shall be modified as follows: "The adjustments provided in Article IX and the penalties provided in Paragraph L of Amendment No. 1 are liquidated remedies and together with the remedies provided for in Article X shall be the Purchaser's sole and exclusive remedies should the coal shipped not meet the specifications of Article IX."

         M.       Moisture

         Article IX of the Restated Agreement is amended to include the following provision:

         MAPCO will use all reasonable efforts to maintain annual weighted average moisture contents consistent with the 1993 through 1995 historical annual weighted averages of ******% for Dotiki and ******% for Pattiki. Further, MAPCO will use best efforts to ensure the monthly weighted average moisture content does not exceed ******% for Dotiki and ******% for Pattiki. MAPCO's agreement to the foregoing shall not alter the requirements, rights and/or remedies contained in Article(s) IX, X, and XVI of the Restated Agreement. If not specifically altered by this Amendment, the coal specifications and conditions as stated in Articles IX, X, XVI of the Restated Agreement will remain in effect.




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                              ARTICLE XI: INVOICING

         N. Section 11. 1 of Article XI shall be amended as follows:

         For coal loaded directly into a barge from a unit train or shipped via CSTX rail non-barge modes of transportation, MAPCO will promptly forward an invoice to Seminole showing the railroad car numbers, shipping date, weight of such shipment, and applicable Current Price. For coal loaded into barges from ground storage or under the provisions of Subparagraph J(2) of this Amendment MAPCO will promptly forward an invoice to Seminole for all barges fully loaded during a day showing the barge number, loading date, barge weight, applicable Current Price, and applicable CSXT transportation rate from Dotiki or Pattiki to MVCTC. All invoices shall show the applicable Current Price, to the extent that the Current Price is then calculated by MAPCO in accordance with provisions of the Restated Agreement as amended. Seminole shall pay all invoices within 20 days from receipt of invoice.

                           ARTICLE XIII: FORCE MAJEURE

         O. Section 13.4 of the Restated Agreement is amended whereby the annual contract quantity specified in Article II shall be adjusted to increase the Pattiki annual contract quantity by the amount of Pattiki Substitute Coal elected to be supplied by MAPCO and decrease the Dotiki annual contract quantity by the same quantity for such Contract Year for as long as Pattiki Substitute Coal is provided.

                         ARTICLE XXIII ENTIRE AGREEMENT

         The first sentence of Section 23.1 of the Restated Agreement is amended to state, "The Restated Agreement and this Amendment No. 1 together contain the entire



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agreement between the parties as to coal produced and sold hereunder and there are no representations, understandings or agreements, oral or written, which are not included herein." If there is any inconsistency between this Amendment and the terms of the Restated Agreement, the terms of this Amendment shall control. Except as modified by this Amendment, the provisions of Section
23.1 remain in effect.




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
(CORPORATE SEAL)                                              SEMINOLE ELECTRIC
ATTEST:                                                       COOPERATIVE, INC.

By:  /s/ T.S. Woodbury                                        By:  /s/ W.M.C. Walbridge
----------------------                                        -------------------------
Asst. Secretary                                               Executive Vice President and General
                                                              Manager


(CORPORATE SEAL)                                              WEBSTER COUNTY COAL
ATTEST:                                                       CORPORATION

By:  /s/ Thomas L. Pearson                                    By:  /s/ Joe Craft
--------------------------                                    ------------------
Secretary                                                     President


(CORPORATE SEAL)                                              WHITE COUNTY COAL
ATTEST:                                                       CORPORATION

By:  /s/ Thomas L. Pearson                                    By:  /s/ Joe Craft
--------------------------                                    ------------------
Secretary                                                     President


(CORPORATE SEAL)                                              MAPCO COAL, INC.
ATTEST:

By:  /s/ Thomas L. Pearson                                    By:  /s/ Joe Craft
--------------------------                                    ------------------
Secretary                                                     President



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
                        GUARANTY AGREEMENT ACKNOWLEDGMENT

         MAPCO, Inc., its successors and assigns does hereby acknowledge and consent to Amendment No. 1 To Restated And Amended Coal Supply Agreement, dated May 10, 1996, but effective as of April 1, 1996, by and between MAPCO Coal, Inc., Webster County Coal Corporation, White County Coal Corporation (collectively referred to as "MAPCO") and Seminole Electric Cooperative, Inc. ("Seminole"), and MAPCO, Inc. does hereby confirm that the Guaranty executed and effective on February 1, 1986, continues in full force and effect as to the Restated And Amended Coal Supply Agreement as further amended by
Amendment No. 1.

         Executed this 10th day of May, 1996.

                                   MAPCO, Inc.

                                   By:  /s/ James E. Barnes
                                      ---------------------
                                   Title:  Chairman, President & CEO
                                         ---------------------------




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